Exhibit 10.1

FOURTH ADDENDUM TO OFFICE LEASE AGREEMENT

THIS FOURTH ADDENDUM TO OFFICE LEASE AGREEMENT ("Fourth Addendum") is made and entered into as of July 2, 2018 (the "Effective Date"), by and between (I) Westwind Way Properties, LLC, a Kentucky limited liability company ("Landlord"), and (II) APELLIS PHARMACEUTICALS,  INC., a Delaware corporation ("Tenant").

WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated October 21, 2010, which was subsequently  amended by an Addendum to Lease dated October 27, 2010, a Second Addendum dated May 20, 2014, and a Third Addendum dated April 27, 2015, executed prior to this Fourth Addendum (as previously amended, the "Lease"), and capitalized terms used and not otherwise defined in this Fourth Addendum will have the respective meanings given to such terms In the Lease; and

WHEREAS, Landlord and Tenant desire to further amend the Lease as hereinafter set forth;

NOW, THEREFORE, In consideration of the foregoing premises, which are incorporated within this Fourth Addendum, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereto hereby agree as follows:

1.  Space:  The area of the Premises leased to Tenant under the Lease is combined as of the Effective Date to be a total of 7,125 square feet in total considered a single space

2.  Term Extension: The Term is hereby extended through, and the Expiration Date of the Term shall now be July 13, 2023 After January 15, 2020 Tenant has the right to provide 12 months’ notice to vacate the Premises.  At the end of this extension the Lease will automatically renew for 5 years for the then current rate plus 2.5% annually unless the Tenant provides 6 months’ notice to vacate the Premises.

3.  Base Rent: The Base Rent for the Premises shall be calculated as follows:

Beginning July 15, 2018 the monthly installments of Base Rent for the area of the leased to Tenant under this Fourth Addendum shall be $10,687.50 (based on an annual rental amount of $18.00 per square foot) amount of Base Rent due with respect to the Second Expansion Space, to be taken by Tenant as a credit against each such installment of Base Rent until such credit amount has been exhausted.

4.  Miscellaneous. Except as expressly modified herein, all terms and conditions of the Lease are hereby ratified and acknowledged to be unchanged and shall remain in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Addendum, this Addendum shall govern and control.

WITNESS the signatures of the undersigned as of the Effective Date.

TENANT:Apellis Pharmaceuticals, Inc.

By: /s/ Pascal Deschatelets

Title: Chief Operating Officer

LANDLORD:Westwind Way Properties, LLC

       By: /s/ Herbert Pierce

       Title: Executive Director

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